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                                                                     Exhibit 21

                   Subsidiaries of Prosperity Bancshares, Inc.

Name of Subsidiary                                 Jurisdiction of Incorporation
------------------                                 -----------------------------
Prosperity Holdings, Inc.                                   Delaware
Prosperity Bank                                             Texas
Prosperity Capital Trust I                                  Delaware
Prosperity Statutory Trust II                               Connecticut